Exhibit 10.51

AMENDMENT NO. 3 TO

CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 25, 2012 and is among OHCP HM ACQUISITION CORP. (“OH Holdings”), THE HILLMAN COMPANIES, INC. (“Holdings”), THE HILLMAN GROUP, INC. (“HGI” and together with Holdings, the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below) party hereto, BARCLAYS BANK PLC, as Administrative Agent, and, for purposes of Sections 5 and 6 hereof, certain subsidiaries of OH Holdings as Guarantors.

RECITALS:

WHEREAS, the Borrower, the Lenders, and Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender, are parties to a Credit Agreement dated as of May 28, 2010 (as amended by Amendment No. 1 to Credit Agreement dated as of December 22, 2010, Amendment No. 2 to Credit Agreement dated as of April 18, 2011 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, as contemplated by Section 10.03 of the Credit Agreement, the Borrower has requested that the Lenders amend certain terms of the Credit Agreement as hereinafter provided, and the Lenders party hereto have agreed to amend the Credit Agreement subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 3 hereof.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Except as otherwise defined in this Amendment, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, effective as of the Third Amendment Effective Date (as defined in Section 3 hereof):

(a) the definition of “Finance Obligations” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Finance Obligations” means, at any date, (i) all Senior Obligations, (ii) all Derivatives Obligations of a Credit Party permitted hereunder owed or owing to any Derivatives Creditor, provided that in no event shall the Collateral secure Derivatives Obligations pursuant to Section 7.01(xx) in an aggregate amount in excess of $20,000,000 at any time and (iii) all Banking Product Obligations permitted hereunder.

(b) Section 7.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (xviii) thereof, replacing the “.” at the end of clause (xix) thereof with “; and” and adding the following new clause (xx) immediately thereafter:

(xx) Derivatives Obligations of HGI or any Subsidiary under Derivatives Agreements to manage commodity price risks and not for speculative purposes; provided that in no event shall HGI or any Subsidiary incur Derivatives Obligations under any new

Derivatives Agreement with respect to managing commodity price risks on any date if, after giving effect to the incurrence of such new Derivatives Obligations, the aggregate Derivatives Termination Value in respect of all Derivatives Agreements outstanding on such date pursuant to this clause (xx) would exceed $20,000,000.

(c) Section 7.02(i) of the Credit Agreement is hereby amended by adding the following proviso immediately prior to the “;” therein:

; provided that in no event shall the Collateral secure Derivatives Obligations pursuant to Section 7.01(xx) in an aggregate amount in excess of $20,000,000 at any time

(d) Section 7.14 of the Credit Agreement is hereby amended by amending and restating clause (iii) thereof in its entirety to read as follows:

(iii) pursuant to any Derivatives Agreement entered into pursuant to Section 7.01(vi) or 7.01(xx) (provided that in no event shall any such Derivatives Agreement prohibit or otherwise restrict the creation or assumption of any Lien created by the Collateral Documents),

(e) clause SIXTH in Section 8.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SIXTH, except as set forth in clauses FIRST through FIFTH above, to the payment of the outstanding Senior Obligations owing to the Finance Parties and Derivatives Obligations constituting Finance Obligations owing to the Finance Parties, pro-rata, as set forth below, with (i) an amount equal to the Senior Obligations being paid to the Collateral Agent (in the case of Senior Obligations owing to the Collateral Agent) or to the Administrative Agent (in the case of all other Senior Obligations) for the account of the Lenders or any Agent, with the Collateral Agent, each Lender and the Agents receiving an amount equal to its outstanding Senior Obligations, or, if the proceeds are insufficient to pay in full all Senior Obligations, its Pro-Rata Share of the amount remaining to be distributed, and (ii) an amount equal to the Derivatives Obligations constituting Finance Obligations being paid to the trustee, paying agent or other similar representative (each a “Representative”) for the Derivatives Creditors, with each Derivatives Creditor receiving an amount equal to the outstanding Derivatives Obligations constituting Finance Obligations owed to it by the Credit Parties or, if the proceeds are insufficient to pay in full all such Derivatives Obligations constituting Finance Obligations, its Pro-Rata Share of the amount remaining to be distributed;

(f) Section 8.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Pro-Rata Treatment. For purposes of this Section, “Pro-Rata Share” means, when calculating a Person’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Person’s Senior Obligations or Derivatives Obligations constituting Finance Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Senior Obligations or all Derivatives Obligations constituting Finance Obligations, as the case may be. When payments to the Finance Parties are based upon their respective Pro-Rata Shares, the amounts received by the Finance Parties hereunder shall be applied (for purposes of making determinations under this Section 8.04 only) (i) first, to their Senior Obligations and (ii) second, to their Derivatives Obligations. If any payment to any Finance Party of its Pro-Rata Share of any distribution would result in overpayment to such Finance Party, such excess amount shall instead be distributed in respect of the unpaid Senior Obligations or Derivatives Obligations constituting Finance Obligations, as the case may be, of the other Finance Parties with each Finance Party whose Senior Obligations or Derivatives Obligations constituting Finance Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Senior Obligations or Derivatives Obligations constituting Finance Obligations, as the case may be, of such Finance Party and the denominator of which is the unpaid Senior Obligations or Derivatives Obligations constituting Finance Obligations, as the case may be, of all Finance Parties entitled to such distribution. Notwithstanding the foregoing, in the event that the sum of all outstanding Derivatives Obligations incurred pursuant to Section 7.01(xx) and owing to the Finance Parties exceeds $20,000,000 such that a portion of such Derivatives Obligations does not constitute Finance Obligations, then for purposes of calculating each Person’s Pro-Rata Share, the dollar amount of such excess (such amount, the “Excess Amount”) shall be allocated among all holders of Derivatives Obligations incurred pursuant to Section 7.01(xx) and owing to the Finance Parties on a pro rata basis so as to reduce each such Person’s amount of Derivatives Obligations incurred pursuant to Section 7.01(xx) that constitute Finance Obligations by a pro rata amount. This will be done by calculating the percentage that the Excess Amount constitutes of all Derivatives Obligations incurred pursuant to Section 7.01(xx) and owing to the Finance Parties and then reducing the amount of each Person’s Derivatives Obligations by such percentage. For the avoidance of doubt, Derivatives Obligations other than those incurred pursuant to Section 7.01(xx) shall not be so reduced.

Section 3. Effectiveness. The effectiveness of the amendments to the Credit Agreement set forth in Section 2 of this Amendment is subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Third Amendment Effective Date”):

(a) the Borrower and the Required Lenders shall have executed and delivered counterparts of this Amendment to the Administrative Agent;

(b) the Borrower shall have paid all fees and expenses due and payable under the Finance Documents and set forth in an invoice delivered to the Borrower at least one Business Day prior to the Third Amendment Effective Date;

(c) each of the representations and warranties contained in Section 6 of this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality) at and as if made as of such date except to the extent they expressly relate to an earlier date; and

(d) no Default or Event of Default shall have occurred and be continuing.

Section 4. Costs and Expenses. Without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay or reimburse all of the Administrative Agent’s reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 10.04 of the Credit Agreement, including all reasonable and documented fees, disbursements and other charges of Latham & Watkins LLP, counsel for the Administrative Agent.

Section 5. Consent and Affirmation of the Credit Parties.

(a) Each Credit Party (prior to and after giving effect to this Amendment) hereby consents to the amendments to the Credit Agreement effected hereby (the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”) and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Finance Document to which such Credit Party is a party is, and the obligations of such Credit Party contained in the Amended Credit Agreement, this Amendment or in any other Finance Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Credit Party hereby confirms that the existing security interests granted by such Credit Party in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in each of the Security Agreement and the Pledge Agreement), pursuant to the Finance Documents in the Collateral described therein shall continue to secure the obligations of the Credit Parties under the Amended Credit Agreement and the other Finance Documents as and to the extent provided in the Finance Documents. Each Subsidiary Guarantor reaffirms and agrees that its guarantee of the obligations of the Credit Parties under the Amended Credit Agreement and the Finance Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

(b) Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement, the Amended Credit Agreement or any other Finance Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, the Amended Credit Agreement, this Amendment or any other Finance Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Amended Credit Agreement.

Section 6. Representations and Warranties. Each Credit Party hereby represents and warrants, on and as of the date hereof and the Third Amendment Effective Date, that:

(a) All of the representations and warranties made by the Credit Parties in the Finance Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality) at and as if made as of such date except to the extent they expressly relate to an earlier date.

(b) Each Credit Party has the corporate, partnership, limited liability company or other necessary power and authority, and the legal right, to execute, deliver and perform this Amendment and the Amended Credit Agreement and, in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Amendment and the consummation of the transactions contemplated hereby and to authorize the execution, delivery and performance of this Amendment and the Amended Credit Agreement.

(c) No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Amendment or the Amended Credit Agreement, except for consents, authorizations, notices and filings which have been obtained or made.

(d) This Amendment and the Amended Credit Agreement have been duly executed and delivered on behalf of such Person. This Amendment and the Amended Credit Agreement constitute a legal, valid and binding obligation of such Credit Party enforceable against each such Person in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

(e) Neither the execution and delivery by any Credit Party of this Amendment or the Amended Credit Agreement, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions of the Amended Credit Agreement by such Credit Party, nor the exercise of remedies by the Agents and the Lenders hereunder or thereunder, will (i) violate or conflict with any provision of the articles or certificate of incorporation, bylaws, partnership agreement, operating agreement or other organizational or governing documents of such Credit Party, (ii) violate, contravene or conflict with any Law applicable to it or its properties, (iii) violate, contravene or conflict with contractual provisions of, cause an event of default under, or give rise to material increased, additional, accelerated or guaranteed, rights of any Person under, any indenture, loan agreement, mortgage, deed of trust or other instrument, material contract or material lease to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien (other than the Lien of the Collateral Documents) upon or with respect to its properties, except in the case of clause (iii) for such violations as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 7. Reference to and Effect on the Credit Agreement.

(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(b) The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall be a “Finance Document” for purposes of the definition thereof in the Credit Agreement.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Finance Documents, nor constitute a waiver of any provision of any of the Finance Documents.

Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 10. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

Section 11. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

OHCP HM ACQUISITION CORP., as OH Holdings and a Guarantor

By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

THE HILLMAN COMPANIES, INC., as Borrower and a Guarantor

By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

THE HILLMAN GROUP, INC., as Borrower and a Guarantor

By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

HILLMAN INVESTMENT COMPANY, as a Guarantor

By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

Signature Page to Amendment No. 3

ALL POINTS INDUSTRIES, INC., as a Guarantor

By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

SUNSUB C INC., as a Guarantor

By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

Signature Page to Amendment No. 3

BARCLAYS BANK PLC, as Administrative Agent and a Lender

By:	/s/ Noam Azachi
	Name:	Noam Azachi
	Title:	Assistant Vice President

Signature Page to Amendment No. 3